UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2023

Assembly Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35005	20-8729264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Oyster Point Blvd., Fourth Floor, South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 509-4583

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ASMB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2023, Assembly Biosciences, Inc. (the “Company”) and Arsenal Biosciences, Inc. (the "Sublessor") entered into a Sublease for the Company’s lease of approximately 20,000 square feet of office and laboratory space (the "Sublease"), which will serve as the Company's corporate headquarters, located at 2 Tower Place, 7th Floor, South San Francisco, California (the "Premises"). The term of the Sublease (the "Term") begins on the last to occur of (1) November 1, 2023, (2) the date on which GNS North Tower, L.P. (the "Master Lessor") consents to the Sublease and (3) the date by which the Premises are delivered to the Company. The Company’s obligation to pay rent begins at the beginning of the Term, and the Term will continue for twenty-four months. The Sublessor has agreed to deliver the Premises to the Company fully decommissioned as required by the local jurisdiction and with certain improvements agreed upon in the Sublease.

The Company is obligated to pay the Sublandlord monthly base rent of the following amounts:

Months	Total Monthly Base Rent
1 - 12	$109,906.50
13 - 24	$113,753.23

In addition to the Company's monthly base rent obligations, the Company is obligated to pay the Sublandlord the Company's applicable share of any amounts payable by Sublessor to the Master Lessor, including operating expenses, tax expenses and utilities cost with respect to the Premises.

Pursuant to the Sublease, the Company is obligated to pay the Sublessor $219,813 as security for the Company's performance of terms of the Sublease.

The Company has the option to extend the sublease through the balance of the Sublessor's lease with Master Lessor. If the Company exercises its extension option, the base rent for the extended term will be the lesser of the fair market rent as determined in accordance with the of the Sublease and $6.25 per square foot for the first year of the extended term with 3.5% annual increases thereafter.

The foregoing description of the Sublease is qualified in its entirety by reference to the full text of the Sublease, a copy of which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference into this Item 2.03, and is qualified in its entirety by reference to the full text of the Sublease, a copy of which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Assembly Biosciences, Inc.

Date: August 7, 2023	By:	/s/ John O. Gunderson
John O. Gunderson
VP, General Counsel and Corporate Secretary